Exhibit 99.1

FOR IMMEDIATE RELEASE

INTRICON REPORTS 2008 FOURTH-QUARTER AND FULL-YEAR RESULTS

Medical and Professional Audio Post Year-Over-Year Gains for 2008;

Fourth-Quarter Gross Margins Rise

ST. PAUL, Minn. — February 12, 2009 — IntriCon Corporation (NASDAQ: IIN), a designer, developer, manufacturer and distributor of body-worn medical and electronics devices, today announced financial results for its 2008 fourth quarter and year ended December 31, 2008.

For the fourth quarter, the company reported net sales of $15.3 million, versus net sales of $19.0 million for the 2007 fourth quarter. IntriCon’s 2008 fourth-quarter net income was $169,000, or $0.03 per diluted share, compared with net income of $662,000, or $0.12 per diluted share, for the year-ago period.

For the quarter, net income from the company’s core business (hearing health, professional audio communications and medical) was $235,000, or $0.04 per diluted share, partially offset by a non-core business net loss of $66,000, or $0.01 per diluted share. For the 2007 fourth quarter, net income from IntriCon’s core business was $682,000, or $0.12 per diluted share; the company posted a non-core business net loss of $20,000, or $0.00 per diluted share for the 2007 fourth quarter. The 2008 fourth-quarter results include non-cash FAS 123(R) stock-based compensation expense of $126,000, or $0.02 per diluted share, compared to $72,000, or $0.01 per diluted share, for the year-ago quarter.

“Despite economic challenges, our medical and professional audio communications businesses posted increases for the year, and we further enhanced our foundation for long-term success in core markets with strong fundamentals,” said Mark S. Gorder, president and chief executive officer of IntriCon. “Even more important, IntriCon is profitable and we’re generating strong cash flow from operations—we believe this gives us the financial flexibility to weather the current conditions and emerge even stronger when an economic rebound occurs. Moreover, our continued focus on R&D will drive new projects and further improve margins.

“That said, the same factors that impacted our third quarter persisted in the fourth quarter, resulting in difficult operating conditions. Net sales declined from a year ago primarily due to: the overall economic downturn; the completion of a one-time $3.6 million hearing health project in the 2007 third and fourth quarters, which the customer took in-house; and the continuing decline in our non-core electronics business.”

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IntriCon Corporation 2008 Fourth-Quarter Results

February 12, 2009

Company wide, 2008 fourth-quarter gross margins were 26.1 percent, an increase from year-ago fourth-quarter levels of 24.7 percent, and up sequentially from 24.5 percent in the 2008 third quarter. Year over year, gross margins were 24.5 percent in 2008 versus 25.0 percent in 2007. During the course of 2008, IntriCon made significant investments to introduce Six Sigma lean manufacturing methods into its medical device manufacturing operations—resulting in a notable fourth-quarter improvement in gross margins.

For 2008, IntriCon reported net sales of $65.6 million and net income of $1.0 million, or $0.19 per diluted share. This compares to 2007 net sales of $69.0 million and net income of $1.9 million, or $0.34 per diluted share.

Core business net income for 2008 was $1.3 million, or $0.24 per diluted share, partially offset by a net loss in the non-core business of $277,000, or $0.05 per diluted share. For the 12 months ended December 31, 2007, core business net income was $1.7 million, or $0.31 per diluted share; non-core business net income was $155,000, or $0.03 per diluted share. The 2008 12-month results include non-cash FAS 123(R) stock-based compensation expense of $526,000, or $0.09 per diluted share, compared to $280,000, or $0.05 per diluted share, for 2007.

Business Update

For the fourth quarter and full year, net sales for IntriCon’s core businesses declined from the 2007 periods, primarily related to the factors discussed above. Despite the net sales decline, the company’s core markets are supported by strong fundamentals and management is optimistic about long-term prospects.

Said Gorder, “The biggest factors impacting us in hearing health are the industry-wide pause in spending by our manufacturer customers and their end consumers, and the one-time project referenced earlier. It’s important to note that of the 18.9 percent, or $5.5 million, year-over-year hearing-health net sales decrease, 9.2 percent, or $2.7 million, relates directly to this project.

“While the hearing health market is by no means shrinking, customers are delaying hearing aid purchases. We feel that this is chiefly due to challenging economic conditions and the overall pullback in consumer spending. Despite this, we are optimistic that hearing health still holds tremendous opportunities for the company, and hearing devices that use IntriCon’s proprietary technology offer advanced technology and superior performance, boding well for us when the economy regains strength.”

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IntriCon Corporation 2008 Fourth-Quarter Results

February 12, 2009

Though down in the fourth quarter of 2008 due in part to normal seasonality, the company’s medical net sales increased 7.3 percent for the year. According to Gorder, IntriCon expects to initiate several new projects later in 2009 that will continue to drive growth in the medical business.

Said Gorder, “We spent much of 2008 laying the groundwork for new medical projects in 2009. Our successes led to several new projects that we anticipate will launch later this year with leading medical OEMs. IntriCon’s position as a trusted design, engineering and manufacturing partner—with patented proprietary technology, particularly in the body-worn device space—is yielding solid, ongoing relationships with leaders in the medical device industry.”

IntriCon’s professional audio communication business serves customers in need of high-performance portable communication devices. These products are well suited for applications in the fire, law enforcement, safety, aviation and military markets. In addition, the company’s May 2007 acquisition of Tibbetts Industries provides IntriCon access to homeland security agencies in this market. Professional audio communication sales decreased approximately 13.5 percent in the 2008 fourth quarter compared to the year-ago quarter. This was primarily due to lower demand from one particular customer. For the year, however, IntriCon’s professional audio net sales grew 20.7 percent. This growth was in part due to increases in the company’s security business with existing customers.

Net sales for the company’s non-core electronics business declined 8.7 percent from the year-earlier fourth quarter. For the year, the electronics business decreased 17.9 percent from 2007. IntriCon continued to mitigate the impact of this decline by reducing this business’ cost structure, positioning it to remain cash flow positive.

Milestones

Earlier in 2008, IntriCon entered into a strategic alliance with Australia-based Dynamic Hearing to develop new body-worn applications and expand its hearing health and professional audio product portfolio. During the fourth quarter, the design of a high-performance digital signal processing (DSP) amplifier was initiated for a hearing health customer; this is expected to be introduced in the first half of 2009.

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IntriCon Corporation 2008 Fourth-Quarter Results

February 12, 2009

IntriCon’s recently released wireless nanoLink™ product family continues to be well received by the marketplace. Part of its Bodynet™ wireless portfolio, nanoLink enables wireless operation and intra-device communication that’s ideally suited for both the hearing health and medical markets. nanoLink™ received regulatory approval for use in 13 European countries and the company is currently working on approval in the United States.

Said Gorder, “R&D is a top priority for IntriCon. Not only do we make significant R&D investments—especially for a company our size—we also participate in customer- and government-sponsored projects. Our goal is clear: develop smaller, more advanced devices that enable future applications in our core markets.”

Another key initiative for IntriCon is its bio-telemetry initiative. Projects are under way with strategic partner Advanced Medical Electronics. Through these efforts, the company is working to develop devices that wirelessly transmit critical diagnostic and therapeutic information. Examples of development projects include a:

▪	Miniature wearable electroencephalograph (EEG) transmitter that will digitize EEG (brain wave) signals and transmit them in neuroscience research; and
▪	Wearable electromyograph (EMG) (muscle signals) and inertial limb tracking systems for bio-mechanical research and clinical studies.

Growth Strategy

Said Gorder, “Over the course of 2008, we furthered our position as the body-worn device company. Our commitment to R&D is expected to drive new product development—now and in the future. We have partnered with leaders in the body-worn device space, and we continue to pursue our ambition of connecting people and devices in the medical, hearing health and professional audio communications markets.

“We anticipate challenging economic conditions will impact our business in the 2009 first quarter. Additionally, we expect to see normal seasonality during the period as the first quarter is typically our weakest. However, our goals remain firm: to develop new bio-telemetry medical applications; gain additional traction and market share in hearing health; and further advance our professional audio communications product offering. We carry these into 2009 with an added emphasis on fiscal prudence while still investing in growth initiatives.”

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IntriCon Corporation 2008 Fourth-Quarter Results

February 12, 2009

Conference Call Today

As previously announced, the company will hold an investment community conference call today, Thursday, February 12, 2009, beginning at 4:00 p.m. CT. Mark Gorder, president and chief executive officer, and Scott Longval, chief financial officer, will review fourth-quarter performance and discuss the company’s growth strategies. To join the conference call, dial #: 1-800-240-5318 (international 1-303-262-2137). A replay of the conference call will be available one hour after the call ends through 11:59 p.m. CT on Thursday, February 19, 2009. To access the replay, dial 1-800-405-2236 (international 1-303-590-3000) and enter passcode: 11125063#.

About IntriCon Corporation

Headquartered in Arden Hills, Minn., IntriCon Corporation designs, develops and manufactures miniature and micro-miniature body-worn medical and electronics products. The company is focused on three key markets: medical, hearing health, and professional audio and communications. IntriCon has facilities in the United States, Asia and Europe. The company’s common stock trades under the symbol “IIN” on the NASDAQ Stock Market. For more information about IntriCon, visit www.intricon.com.

Forward-Looking Statements

Statements made in this release and in IntriCon’s other public filings and releases that are not historical facts or that include forward-looking terminology such as “may”, “will”, “believe”, “expect”, “should”, “optimistic” or “continue” or the negative thereof or other variations thereon are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements concerning prospects in the miniature body-worn device arena, new products, strategic alliances, future growth and expansion, market fundamentals, future financial condition and performance, prospects and the positioning of IntriCon to compete in chosen markets and the Company’s planned investments in research and development. These forward-looking statements may be affected by known and unknown risks, uncertainties and other factors that are beyond IntriCon’s control, and may cause IntriCon’s actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and factors include, without limitation, risks related to the current economic crisis, the risk that IntriCon may not be able to achieve its long-term strategy, weakening demand for products of the company due to general economic conditions, risks related to the company’s strategic alliances and joint venture, possible non-performance of developing the nanoLink product group and other technological products, the volume and timing of orders received by the company, changes in the mix of products sold, competitive pricing pressures, the cost and availability of electronic components and commodities for the company’s products, ability to create and market products in a timely manner, competition by competitors with more resources than the company, foreign currency risks arising from the company’s foreign operations, the costs and risks associated with research and development investments and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2007. The company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

Contacts

At IntriCon:	At Padilla Speer Beardsley:
Scott Longval, CFO	Matt Sullivan/Marian Briggs
651-604-9526	612-455-1700
slongval@intricon.com	msullivan@psbpr.com / mbriggs@psbpr.com

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IntriCon Corporation 2008 Fourth-Quarter Results

February 12, 2009

IntriCon Corporation

Consolidated Condensed Statements of Operations

(Unaudited)

	Three Months Ended
	December 31, 2008	December 31, 2007

Sales, net	$15,347,506	$19,024,522

Costs of sales	11,343,452	14,323,158

Gross profit	4,004,054	4,701,364

Operating expenses:
Selling expense	1,010,378	1,134,157
General and administrative expense (a)	1,705,334	1,683,158
Research and development expense	809,017	945,359
Total operating expenses	3,524,729	3,762,674

Operating income	479,325	938,690

Interest expense	(155,079)	(206,488)
Interest income	10,846	13,476
Equity in earnings of partnerships	(62,527)	(2,500)
Other (expense) income, net	(36,902)	(120,896)

Income before income taxes	235,663	622,282

Income tax expense	66,605	(40,143)

Net income	$169,058	$662,425

Earnings per share:
Basic	$0.03	$0.13
Diluted	$0.03	$0.12

Average shares outstanding:
Basic	5,328,676	5,246,681
Diluted	5,347,467	5,664,500

(a)  General and administrative expense includes $125,593 and $72,189 of non-cash stock option expense related to FAS 123(R) for the three-month period ended December 31, 2008 and 2007, respectively.

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IntriCon Corporation 2008 Fourth-Quarter Results

February 12, 2009

IntriCon Corporation

Consolidated Condensed Statements of Operations

(Unaudited)

	Twelve Months Ended
	December 31, 2008	December 31, 2007

Sales, net	$65,555,056	$68,983,380

Costs of sales	49,509,290	51,738,573

Gross profit	16,045,766	17,244,807

Operating expenses:
Selling expense	3,958,758	4,034,135
General and administrative expense (a)	6,795,607	6,858,582
Research and development expense	3,247,767	3,088,770
Total operating expenses	14,002,132	13,981,487

Operating income	2,043,634	3,263,320

Interest expense	(702,217)	(978,145)
Interest income	19,889	84,524
Equity in earnings of partnerships	(3,652)	(157,500)
Other (expense) income, net	(55,986)	(164,288)

Income before income taxes	1,301,668	2,047,911

Income tax expense	264,067	180,673

Net income	$1,037,601	$1,867,238

Earnings per share:
Basic	$0.20	$0.36
Diluted	$0.19	$0.34

Average shares outstanding:
Basic	5,314,387	5,209,567
Diluted	5,539,456	5,519,780

(a)  General and administrative expense includes $525,972 and $280,376 of non-cash stock option expense related to FAS 123(R) for the twelve-month period ended December 31, 2008 and 2007, respectively.

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IntriCon Corporation 2008 Fourth-Quarter Results

February 12, 2009

IntriCon Corporation

Consolidated Condensed Balance Sheets

Assets	December 31, 2008	December 31, 2007
	(unaudited)
Current assets:

Cash	$249,396	$381,247

Restricted cash	385,916	398,514

Accounts receivable, less allowance for doubtful accounts of $389,000 at December 31, 2008 and $259,000 at December 31, 2007	9,524,743	8,408,149

Inventories	8,852,028	9,835,060

Refundable income taxes	27,645	28,297

Note receivable from sale of discontinued operations, less allowance of $0 at December 31, 2008 and $225,000 at December 31, 2007	225,000	75,000

Other current assets	758,193	775,206

Total current assets	20,022,921	19,901,473

Machinery and equipment	38,016,681	36,959,184
Less: accumulated depreciation	30,103,771	28,500,318
Net property, plant and equipment	7,912,910	8,458,866

Goodwill	8,266,438	8,238,020

Investment in partnerships	1,386,774	1,590,426

Other assets, net	1,872,774	1,543,127

Total Assets	$39,461,817	$39,731,912

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IntriCon Corporation 2008 Fourth-Quarter Results

February 12, 2009

IntriCon Corporation

Consolidated Condensed Balance Sheets

Liabilities and Shareholders’ Equity	December 31, 2008	December 31, 2007
	(unaudited)
Current liabilities:
Checks written in excess of cash	$95,082	$266,027
Current maturities of long-term debt	1,503,762	1,476,665
Accounts payable	3,149,671	3,965,914
Income taxes payable	39,997	74,549
Deferred gain	120,478	110,084
Short term partnership payable	260,000	260,000
Other accrued liabilities	4,251,707	4,382,755

Total current liabilities	9,420,697	10,535,994

Long term debt, less current maturities	6,187,923	6,963,410
Other post-retirement benefit obligations	760,608	816,532
Other accrued liabilities	525,000	—
Long term partnership payable	760,000	1,020,000
Note payable, net of current portion (Amecon)	—	259,360
Deferred income taxes	155,273	89,273
Accrued pension liability	578,388	624,517
Deferred gain	761,456	825,631

Total liabilities	19,149,345	21,134,717

Shareholders’ equity:

Common shares, $1 par; 20,000,000 and 10,000,000 shares authorized; 5,858,006 and 5,813,491 shares issued; 5,342,252 and 5,297,737 outstanding at December 31, 2008 and 2007, respectively	5,858,006	5,813,491
Additional paid-in capital	14,121,772	13,391,449
Retained earnings	1,915,334	877,733
Accumulated other comprehensive loss	(317,562)	(220,400)
Less: 515,754 common shares held in treasury, at cost	(1,265,078)	(1,265,078)

Total shareholders’ equity	20,312,472	18,597,195

Total Liabilities and Shareholders' Equity	$39,461,817	$39,731,912

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